Exhibit 99.1

STOCK TRANSFER AGREEMENT

STOCK TRANSFER AGREEMENT, dated as of December 3, 2025 (this “Agreement”), between Mr. Yunfei Li, a citizen of People’s Republic of China (the “Seller”) and Gimli Group Limited (the “Purchaser”).

BACKGROUND

The Seller hereby sells, transfers and conveys to the Purchaser 10,413,371 shares of common stock, $0.001 par value per share (the “Shares”), of CBAK Energy Technology, Inc., a Nevada corporation (the “Company”). The Seller desires to make a present, absolute, and irrevocable transfer of the Shares to the Purchaser for no consideration, on the terms and conditions set forth below, and the Purchaser hereby accepts such transfer.

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein and other good and valuable consideration, including the Seller’s donative intent and the Purchaser’s acceptance, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:

AGREEMENT

1. Sale of Shares: Purchase Price; Nature of Transfer. Subject to the terms and conditions set forth herein, the Seller hereby sells, transfers, assigns and conveys to the Purchaser, and the Purchaser hereby accepts from the Seller, all right, title and interest in and to the Shares, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The transfer of the Shares is being made without consideration, and the purchase price per Share is $0.00, for an aggregate purchase price of $0.00 (the “Purchase Price”). The parties acknowledge and agree that the transfer contemplated hereby is intended to constitute a present, completed, and irrevocable gift of the Shares by the Seller to the Purchaser.

2. Closing. The closing (the “Closing”) shall take place upon the satisfaction (or written waiver) of the conditions set forth in this Section below or at such time as the parties may agree upon:

(a) Each of the Seller and the Purchaser shall have executed this Agreement and delivered the same to the other party; and

(b) The Seller shall have delivered to the Purchaser the Shares in certificated or uncertificated form with all necessary stock transfer stamps, if any are required, affixed thereto, accompanied by an executed stock transfer power duly endorsed in blank with signature guaranteed (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent) and such other documents as may be necessary to effect the transfer of the Shares to the Purchaser free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.

The parties acknowledge and agree that the transfer of the Shares contemplated by this Agreement is absolute and irrevocable, is not subject to rescission or revocation by the Seller, and is not conditioned on the payment of any consideration. The Seller irrevocably waives any right to revoke, rescind, avoid, or otherwise unwind the transfer of the Shares. The parties agree that monetary damages would be an inadequate remedy for any breach of this Agreement and that, accordingly, the parties shall be entitled to equitable relief, including specific performance and injunctive relief, to enforce the terms of this Agreement, in addition to any other remedies available at law or in equity.

3. Representations and Warranties of Seller. The Seller represents and warrants to the Purchaser that:

(a) The Seller owns the Shares of record and the Shares are free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Seller has sole control over such Shares or sole discretionary authority over any account in which they are held. Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from the Seller any of the Shares. Delivery of the Shares by the Seller to the Purchaser in accordance with this Agreement will vest title to all of the Shares in the Purchaser, free and clear of all liens, pledges, encumbrances, claims and equities of every kind.

(b) The Seller has not, since acquiring the Shares to be sold by such Seller hereunder, ever granted to any person an option or right to purchase or otherwise acquire such Shares, by contract of sale or otherwise, nor had any “short position in” with respect to such Shares. The Seller has never effected nor attempted to effect any distribution or public offering of such Shares.

(c) The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principals).

(d) The Seller has, in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary that would result in the payment of a brokerage fee or other similar remuneration by anyone other than the Seller.

(e) The Seller acknowledges that the Purchaser may possess material non-public information not known to the Seller regarding or relating to the Purchaser or the Shares, and the Seller acknowledges that it has not requested such information and agrees that the Purchaser shall have no liability whatsoever (and the Seller hereby waives and releases all claims which it would otherwise have) with respect to the non-disclosure of such information either prior to the date hereof or subsequent hereto. The Seller further acknowledges that it is a sophisticated seller with respect to the Shares, and has independently and without reliance upon the Purchaser made its own analysis and decision to sell the Shares to the Purchaser.

(f) The Seller makes no representations or warranties with respect to the business, assets, liabilities, operations, condition (financial or otherwise), and prospects of the Company.

(g) The Seller intends to make, and by this Agreement makes, a present, completed, and irrevocable gift of the Shares to the Purchaser, and has no present intent to reclaim or control the Shares after Closing.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

(a) The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on it and is enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principals).

(b) The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own accounts (and not for the accounts of others) for investment and not with a view to the distribution or resale thereof. The Purchaser has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares which would guarantee the Purchaser any profit or provide any guarantee to the Purchaser against any loss with respect to the Shares.

(c) The Purchaser understands that the Shares are sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(d) If the Purchaser is not a U.S. Person, the Purchaser (i) acknowledges that the Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Purchaser of Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Shares was made to the Purchaser outside of the United States, and the Purchaser was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Shares in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Shares specified on signature pages hereto opposite his or her name and has not pre-arranged any sale with an investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, the Purchaser understands that the statutory basis for the exemption claimed for the sale of the Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. In addition, the Purchaser has completed and executed Exhibit A and the Regulation S Investment Representation Letter attached as Exhibit B to this Agreement.

(e) Other than affiliates of the Purchaser who may be also Purchasers under this Agreement, the Purchaser is not under common control with or acting in concert with any other Purchaser and is not part of a “group” for purposes of the Securities Exchange Act of 1934, as amended.

(f) The Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g) The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice, meeting, or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5. Survival. The Seller and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing date of the transfer of the Shares pursuant to this Agreement. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall survive the Closing date.

6. Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to hereto.

8. Governing Law. This Agreement shall in all respects be governed by the laws of the State of New York without giving effect to the principles of conflicts of law thereof. Any dispute with respect to the interpretation of this Agreement or the rights and obligations of the parties shall exclusively be brought in a proceeding in the state or federal courts sitting in The City of New York, Borough of Manhattan. Each of the parties accepts and consents for itself and its property, generally and unconditionally to the exclusive jurisdiction of such courts and waives the right to object to the jurisdiction or venue of either of such courts and waives the right to claim that such courts are inconvenient forums. Each of the parties specifically states that this Agreement and any disputes as to their meaning or the rights and obligations of the parties shall not be subject to arbitration.

9. Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Shares and supersedes all prior agreements, whether written or oral, between the parties with respect to is subject matter. The Agreement cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

10. Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party with such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11. Taxes. The Seller shall be responsible for any gift, transfer or similar taxes, if any, arising from the transfer of the Shares pursuant to this Agreement, and the Purchaser shall be responsible for any income or other taxes applicable to the Purchaser as a result of receiving the Shares.

12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by electronic mail or facsimile during normal business hours of the recipient, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to the Purchaser, at its address set forth on the signature page of this Agreement, or at such other address as the Purchaser shall have furnished the Seller in writing, or (ii) if to the Seller, at its address set forth on the signature page of this Agreement, or at such other address as the Seller shall have furnished to the Purchaser in writing.

13. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

14. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this Agreement.

15 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

16. Confidentiality. This Agreement and the terms thereof shall be kept confidential and not disclosed to any person or party (except the respective attorneys of the parties), except as may be required by law.

17. Advisors. Each Purchaser acknowledges that prior to the execution of this Agreement it had full opportunity to consult with its independent attorneys and advisors as it deemed appropriate and fully understands the nature and scope of its rights and obligations hereunder.

18. Expenses. Each party shall be responsible for, and pay, its own expenses incurred in connection with the preparation and negotiation of this Agreement and in connection with its performance hereunder.

19. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

YUNFEI LI

/s/ Yunfei Li
Address:	***, Shenzhen, PRC

PURCHASER:

Gimli Group Limited

By:	/s/ Xiuzhu Li
Name:	Xiuzhu Li
Title:	Director
Address:	***, Shenzhen, PRC

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

INVESTOR QUESTIONNAIRE

Non-U.S. Persons:

(A)	☒	I hereby represent and warrant that I AM NOT a U.S. domestic Person.

U.S. Persons:

(B)	☐	I hereby represent and warrant that I AM a U.S. domestic Person. (Please also indicate below which category of Accredited Investor is applicable)

[To be completed below ONLY IF you ARE a U.S. Person]

INDIVIDUAL INVESTORS:
I am a natural person whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000 (excluding the value of my primary residence).[1]

I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years, and I reasonably expect reaching the same income level in the current year.

CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, BUSINESS TRUSTS OR OTHER ENTITIES:
I am a corporation, partnership, limited liability company or other entity in which all of the equity owners are “accredited investors” (meeting at least one of the suitability requirements for individual investors above).

I am a corporation, partnership, limited liability company or “Massachusetts” or similar business trust with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Securities, the executive officer, manager or trustee of which has such knowledge and experience in oil and gas investing and/or financial and business matters that it is capable of evaluating the merits and risks of investing in the Securities.

GRANTOR OR FAMILY TRUSTS (NOTE: Please enclose a copy of the trust agreement):
I am a revocable or family trust the settlor(s) or grantor(s) of which (i) may revoke the trust at any time and regain title to the trust assets and (ii) meet(s) at least one of the suitability requirements for individual investors above.

INDIVIDUAL RETIREMENT ACCOUNTS (to be initialed by participant, not the IRA custodian):
I am an individual retirement account administered in accordance with the U.S. Tax Code the participant of which meets at least one of the suitability requirements for individual investors above.

OTHER:
I am a director or executive officer of the Company.

I otherwise qualify as an “accredited investor” for the following reason(s):

☐	The undersigned is not an “accredited investor.”

BY EXECUTING BELOW, I REPRESENT AND WARRANT THAT THE INFORMATION CONTAINED IN THIS QUESTIONNAIRE IS TRUE, ACCURATE AND COMPLETE.

NAME OF INVESTOR

Gimli Group Limited

By:	/s/ Xiuzhu Li
	Name:	Xiuzhu Li
	Title:	Director

[1]	In calculating net worth, include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property, MINUS your debts and liabilities. A mortgage or other indebtedness secured by your primary residence should not be included in the liabilities used to calculate net worth except to the extent such indebtedness exceeds the value of the residence.

EXHIBIT B

Regulation S Investment Representation Letter

In consideration of the Shares and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in addition to the representations being made by the undersigned in the aforementioned Agreement, the undersigned hereby represents, warrants and acknowledges to the Seller as follows:

1.	The undersigned is not a “U.S. Person,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.	No offer or sale of the Shares under the Agreement or otherwise was made to the undersigned in the United States.

3.	The undersigned is not acquiring the Shares under the Agreement for the account or on behalf of any U.S. Person.

4.	The undersigned has not made any prearrangement to transfer the Shares to a U.S. Person or to return the Shares to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of the Company’s Shares) and is not acquiring the Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

5.	All offers and sales of the Shares by the undersigned in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the Shares under the Securities Act or an exemption from registration, and in compliance with Regulation S.

6.	The undersigned is not a “distributor,” as defined in Regulation S. However, if the undersigned should be deemed to be a distributor prior to reselling the Shares to a non-U.S. Person during the restricted period, the undersigned will send a notice to each new purchaser of Shares that such new purchaser is subject to the restrictions of Regulation S during the restricted period.

7.	The undersigned is not an “underwriter” or “dealer” (as such terms are defined in the Securities Act), and the purchase of the Shares by the undersigned is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	The undersigned does not have a short position in any securities of the Company and will not have a short position in such securities at any time prior to the expiration of the restricted period.

9.	If at any time after the expiration of the restricted period, the undersigned wishes to transfer or attempts to transfer the Shares to a U.S. Person, the undersigned agrees to notify the Company if at such time it is an “affiliate” of the Company or is then acting as an “underwriter,” “dealer,” or “distributor” as to such securities (as such terms are defined in the Securities Act or the regulations promulgated thereunder, including but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

10.	The undersigned acknowledges that the undersigned may only be able to resell the Shares pursuant to the provisions of Regulation S and otherwise pursuant to the Securities Act, and that it may not be possible for the undersigned to liquidate its investment in the Shares. The undersigned is prepared, therefore, to hold its, his or her Shares in the Company indefinitely.

IN WITNESS WHEREOF, the undersigned has executed this Regulation S Investment Representation Letter as of the date first set forth above.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Gimli Group Limited
Print Name of Entity Above

By:	/s/ Xiuzhu Li
	Name:	Xiuzhu Li
	Title:	Director